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                                                         Exhibit Number (10)(iv)
                                                         to 9/30/96 Form 10-Q

              RESTATED SUPPLEMENTAL EMPLOYEE STOCK OWNERSHIP PLAN
                  FOR EMPLOYEES OF THE NORTHERN TRUST COMPANY

The Supplemental Employee Stock Ownership Plan for Employees of The Northern Trust Company ( the "Plan"), was initially adopted effective September 1, 1989, restated effective September 1, 1989, again restated effective February 19, 199l and further amended and restated effective January 1, 1996 (the "Restated Supplemental ESOP"). The Northern Trust Company desires to further amend and restate the Restated Supplemental ESOP, which has been established and is maintained by The Northern Trust Company soley for the purpose of permitting certain employees of the Company who participate in the Northern Trust Stock Ownership Plan to receive allocations of amounts in excess of certain limitations on contributions imposed by Section 40l(a)(17) and Section 415 of the Code.

Accordingly, effective May 1, 1996, The Northern Trust Company hereby further amends and restates the Restated Supplemental ESOP pursuant to the terms and provisions set forth below:

                                   ARTICLE I
                                  DEFINITIONS

Wherever used herein the following terms shall have the meanings hereinafter set forth:

1.1 "Beneficiary" means any person eligible to receive a death benefit under the Plan as designated by the Participant, in the event of death of the Participant.

1.2 "Board" means the Board of Directors of The Northern Trust Company.

1.3 "Change-in-Control" means the earliest to occur of:

(a) The receipt by Northern Trust Corporation (the "Corporation") of a Schedule 13D or other statement filed under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), indicating that any entity, person, or group has acquired beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of more than 30% of the outstanding capital stock of the Corporation entitled to vote for the election of directors ("voting stock");

(b) The commencement by any entity, person, or group (other than the Corporation or a subsidiary of the Corporation) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Corporation;


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(c) The effective time of (i) a merger or consolidation of the Corporation with one or more other corporations as a result of which the holders of the outstanding voting stock of the Corporation immediately prior to such merger or consolidation hold less than 60% of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the property of the Corporation other than to an entity of which the Corporation owns at least 80% of the voting stock; or

(d) The election to the Board of Directors of the Corporation, without the recommendation or approval of the incumbent Board of Directors of the Corporation, of the lesser of (i) three directors or (ii) directors constituting a majority of the number of directors of the Corporation then in office.

1.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

1.5 "Committee" means the Employee Benefit Administrative Committee of The Northern Trust Company, as constituted from time to time, which has the responsibility for administering the Qualified Plan.

1.6 "Company" means The Northern Trust Company, an Illinois banking corporation, and such of its subsidiaries and affiliates as shall, with the consent of the Board, adopt the Plan, and, to the extent provided in Section 8.8 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

1.7 "Company Stock" means any qualifying employer security within the meaning of
Section 4975(e)(8) of the Code and Section 407(d)(1) of the Employee Retirement Income Security Act of 1974 and regulations thereunder.

1.8 "Participant" means any employee of the Company who is a participant under the Qualified Plan as described in Section 2.1 of the Plan and with respect to whom contributions may be made under the Plan.

1.9 "Plan" means the Restated Supplemental Employee Stock Ownership Plan, for employees of The Northern Trust Company, as amended and restated effective January 1, 1996.

1.10 "Plan Year" means the calendar year or any other twelve consecutive month period that may be designated by the Company as the fiscal year of the Qualified Plan; provided, however, that the first Plan Year shall be the four consecutive month period commencing on September 1, 1989 and ending on December 31, 1989.

1.11 "Qualified Plan" means the Northern Trust Employee Stock Ownership Plan, as amended and restated effective January 1, 1989, and as further amended from time to each, and each predecessor, successor or replacement employee stock ownership plan.

1.12  "Qualified Plan Company Stock Account" means the account


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established for a Participant under the Qualified Plan and known as the Company
Stock Account.

1.13 "Qualified Thrift-Incentive Plan" means The Northern Trust Company Thrift-Incentive Plan as amended and restated effective January 1, 1989, and each predecessor, successor or replacement employees' cash or deferred arrangement.

1.14 "Section 415 Limits" means the limit imposed by Section 415 of the Code, or any successor section, on aggregate annual additions in any Plan Year to the accounts of a Participant under the Qualified Plan and The Northern Trust Company Thrift-Incentive Plan, and the limits imposed by Section 415(c)(6) of the Code, or any successor section, on the Plan.

1.15 "Supplemental ESOP Account" means the account maintained by the Company under the Plan for each Participant who receives Supplemental ESOP Allocations under the Plan.

1.16 "Supplemental ESOP Allocation" means the amount allocated for the benefit of a Participant under and in accordance with the terms of Section 3.1 of the Plan in any Plan Year.

1.17 "Supplemental Matching Contribution Account" means the account maintained by the Company under the Supplemental Thrift-Incentive Plan for a Participant that is credited with Supplemental Matching Contributions contributed under such plan.

1.18 Except as otherwise expressly provided herein, all words and phrases in the Qualified Plan shall have the same meaning in the Plan.

                                  ARTICLE II
                                  ELIGIBILITY

2.1 Participant. An employee of the Company who is eligible in any Plan Year to receive an allocation of Company Stock to his Company Stock Account under the Qualified Plan, the total amount of which is reduced by reason of the application of the limitation on contributions imposed by Section 40l(a)(17), or
Section 415 of the Code, as in effect on any date for allocation of such shares, or as in effect at any time thereafter, on the Qualified Plan, shall be a Participant in the Plan for such Plan Year.

                                  ARTICLE III
                           SUPPLEMENTAL ALLOCATIONS

3.1 Supplemental ESOP Allocations. The Supplemental ESOP Allocation to be made for the benefit of a Participant for any Plan Year shall be an amount equal to
(i) the closing price of a share of Company Stock on the NASDAQ Stock Market on the last trading day of such Plan Year, times, (ii) the difference between (a) and (b) below:

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(a) The number of shares of Company Stock that would have been allocated to the
Qualified Plan Company Stock Account of the Participant for the Plan Year, without giving effect to the Section 415 Limits or to the limitations imposed by
Section 40l(a)(17) of the Code on the Qualified Plan;

LESS

(b) The number of shares of Company Stock actually allocated to the Qualified Plan Company Stock Account of the Participant for the Plan Year.

Supplemental ESOP Allocations made for the benefit of a Participant for any Plan Year shall be allocated to a Supplemental ESOP Account maintained under the Plan in the name of such Participant as of the last day of such Plan Year.

3.2 Vesting. Each Participant shall vest in the balance of his Supplemental ESOP Account in accordance with the vesting schedule set forth in the Qualified Plan applicable to the undistributed balance of his Qualified Plan Company Stock Account. Notwithstanding the preceding sentence or any other provision of the Plan, each Participant shall immediately become fully vested in the undistributed balance of his Supplemental ESOP Account in the event of a Change-in-Control.

                                  ARTICLE IV
                    INVESTMENT OF SUPPLEMENTAL ALLOCATIONS

4.1 Investments. The Company may contribute amounts allocated hereunder to the Supplemental ESOP Accounts of Participants to a trust ("Trust") established under the trust agreement between the Company and Harris Trust & Savings Bank, a bank organized and existing under the laws of the State of Illinois, as trustee ("Trust Agreement"). Amounts allocated hereunder to the Supplemental ESOP Account of a Participant and contributed to the Trust, shall be invested in one or more of the investment funds from time to time offered by the trustee of the Trust Agreement as set forth on Schedule A attached hereto and shall be subject to the same administrative procedures and Participant investment elections that apply to his Supplemental Matching Contribution Account.

A Participant shall be entitled to change investment elections applicable to his Supplemental ESOP Account, or to direct transfers of amounts in his Supplemental ESOP Account among the investment funds set forth on Schedule A, provided that such directions shall also apply to his Supplemental Matching Contribution Account. Such changes can be made monthly by written request.

4.2 Company Securities. Notwithstanding anything to the contrary contained herein, in no event shall amounts allocated to the Supplemental ESOP Account of a Participant be invested in any fund that provides for investment in stock or other securities of the Company; provided, however, that nothing contained herein shall prohibit

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investment of amounts allocated to the Supplemental ESOP of any Participant in a common or collective trust fund of the trustee of the Trust Agreement in which no more than five percent of the total fair market value of the assets of such common or collective trust fund are invested in stock or other securities of the Company.

                                   ARTICLE V
                                 DISTRIBUTIONS

5.1 Distribution. (a) In the event that the Participant's employment with the Company terminates for any reason, the Participant shall receive on the last day of the calendar month following the month in which such termination occurs, a lump sum distribution, in cash, equal to the vested adjusted balance of the Participant's Supplemental ESOP Account, including gains or losses attributable to investments made pursuant to Section 4.1, determined as of the last day of the calendar month in which such termination occurs. Notwithstanding the foregoing, if a Participant is entitled to receive a Supplemental ESOP Allocation for the Plan Year in which he terminated employment, such Supplemental ESOP Allocation and any gains or losses attributable thereto shall be distributed to or with respect to the Participant upon completion of the first valuation following the posting of such Supplemental ESOP Allocation to his Supplemental ESOP Account.

Any nonvested portion of a Participant's Supplemental ESOP Account shall be forfeited and retained by the Company.

(b) The amount to be paid from the Supplemental ESOP in the year of the Participant's termination shall be limited to an amount which will not cause the total amount of compensation received from the Company, to exceed the maximum amount deductible by the Company under Code section 162(m). Amounts not paid as a result of the above limitation shall be paid in subsequent years, to the extent permissible under the above limitation.

(c) If a Participant dies before a complete distribution of his Supplemental ESOP Account has been made to him, the vested adjusted balance of such Participant's Supplemental ESOP Account, including gains or losses attributable to investments made pursuant to Section 4.1, determined as of the last day of the calendar month in which the Participant's employment with the Company terminated, shall be distributed in one lump sum, in cash, to the Beneficiary last designated by the Participant in a writing delivered to the Committee prior to his death. If a Participant has not designated a Beneficiary, or if no designated Beneficiary is living on the date of distribution, the vested adjusted balance of such Participant's Supplemental ESOP Account, shall be distributed in one lump sum, in cash, to those persons entitled to receive distributions of the Participant's accounts under the Qualified Plan.

                                  ARTICLE VI
                          ADMINISTRATION OF THE PLAN

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6.1 Administration by the Committee. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Committee shall have discretion to interpret and construe the provisions of the Plan.

6.2 General Powers of Administration. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the Committee, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Committee with respect to the Plan.

                                  ARTICLE VII
                           AMENDMENT OR TERMINATION

7.1 Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole discretion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date set forth in such resolution.

7.2 Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly reduce the balance of any Supplemental ESOP Account held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts in a Participant's Supplemental ESOP Account shall be made to him or his Beneficiary in the manner and at the time described in Section 5.1 of the Plan. No additional Supplemental ESOP Allocations shall be made to the Supplemental ESOP Account of any Participant after termination of the Plan.

                                 ARTICLE VIII
                              GENERAL PROVISIONS

8.1 Participant's Rights Unsecured. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant, beneficiary or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

8.2 General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to allocations of Company Stock under the Qualified Plan shall also be applicable to a Supplemental ESOP Allocation made hereunder. Any allocation of Company Stock or dividends to be made under the Qualified

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Plan shall be made solely in accordance with the terms and conditions of the
Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

8.3 No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

8.4 No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

8.5 Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

8.6 Applicable Law. The Plan shall be construed and administered under the laws of the State of Illinois to the extent not inconsistent with the Employee Retirement Income Security Act of 1974.

8.7 Incapacity of Recipient. If any benefit under the Plan shall be payable to a minor or a person not adjudicated incompetent but who, by reason of illness or mental or physical disability, is, in the opinion of the Committee, unable to properly manage his affairs, such benefit shall be paid in such of the following ways as the Committee deems best: (a) to the person directly; (b) in the case of a minor, to a custodian under any Uniform Gift to Minors Act for the person; or
(c) to the person's spouse, adult child or blood relative. Any benefit so paid shall be a complete discharge of any liability of the Company and Plan therefor.

8.8 Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of
Section 7.2.

8.9 Unclaimed Benefit. Each Participant shall keep the Committee informed of his current address and the current address of his designated Beneficiary. Neither the Company nor the Committee shall be obligated to search for the whereabouts of any person. If the location

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of a Participant is not made known to the Committee within three (3) years after the date on which distribution of the Participant's Supplemental ESOP Account may first be made, distribution may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or within three years after the actual death of a Participant, neither the Company nor the Committee is able to locate any designated Beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated Beneficiary and such benefit shall be forfeited; provided, however, that if the Participant or designated Beneficiary makes a valid claim for any benefit that has been so forfeited, the forfeited benefit shall be reinstated.

8.10 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company, any member of the Committee, nor any individual acting as an employee or agent of the Company or Committee shall be liable to any Participant, former Participant, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

8.11 Gender; Headings. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

IN WITNESS WHEREOF, The Northern Trust Company has caused this Plan to be signed by its duly authorized officer as of the 30th day of April, 1996.


THE NORTHERN TRUST COMPANY


 BY /s/ Martin J. Joyce Jr.
    -----------------------

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                                  SCHEDULE A
                 SUPPLEMENTAL EMPLOYEE STOCK OWNERSHIP PLAN &
                      SUPPLEMENTAL THRIFT-INCENTIVE PLAN
                            INVESTMENT FUND OPTIONS

1.  Insight Money Market Fund


2.  Intermediate Bond Fund


3.  Equity Fund